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                       AMENDMENT TO MANAGEMENT AGREEMENT


          AMENDMENT to the Management Agreement, dated as of January 1, 1993, between ASSET INVESTORS CORPORATION, a Maryland corporation (the "Company"), and FINANCIAL ASSET MANAGEMENT CORPORATION, a Delaware corporation (the "Manager"), dated as of October 12, 1993.


          WHEREAS, the Company and the Manager entered into the Management Agreement providing for the Manager to undertake the duties and responsibilities set forth in the Management Agreement subject to the supervision of the Company's Board of Directors; and

          WHEREAS, the Company, effective October 12, 1993, distributed to its stockholders approximately 70% of the outstanding shares of Commercial Assets, Inc., another real estate investment trust managed by the Manager.


          NOW, THEREFORE, in consideration for the mutual agreements herein set forth, the parties hereto agree as follows:

          1. The Management Agreement is, effective as of the date hereof, hereby amended as follows:

               (a)  Section 1(d) is amended and restated as follows:

               "(d) "Average Invested Assets" for any period means the average of the aggregate book value of the consolidated assets of the Company, its trusts and subsidiaries, computed in accordance with GAAP, invested, directly or indirectly, in equity interests in and loans secured by real estate, including assets that are pledged to secure Mortgage-Backed Obligations, after reserves for depreciation or bad debts or other similar noncash reserves, less the book value of minority interest (the portion of equity interest in Mortgage-Backed Obligations not owned by the Company) and the liabilities associated with issued and outstanding Mortgage-Backed Obligations of the Company, its trusts and subsidiaries, computed for any period by adding the Average Invested Assets at the end of each month during such period and dividing by the number of months in the periods (provided that the Average Invested Assets shall not include (A) investments in any other REIT for which the Manager or an Affiliate of the Manager acts as a manager and (B) cash, certificates of deposit, treasury instruments and other non-real estate related assets);"


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                (b) Section l(e) is amend and restated as follows:

               "(e) "Average Net Worth" means for any period, the difference between (1) the gross proceeds of all offerings of equity securities of the Company and (2) the $75,000,000 of capital contributed to CAI in 1993 times the number of calendar days during such period that the proceeds of each such offering or capital contribution were available for use by the Company divided by the total number of calendar days in such period, together with (A) for the first quarter of the current fiscal year, the Company's Tax Retained Earnings (Losses) at the beginning of the first quarter or (B) for each subsequent year-to-date cumulative quarterly period of the year for which a calculation is required pursuant to Section 9(b) hereof, the average of the Company's Tax Retained Earnings (Losses) computed by adding the Company's Tax Retained Earnings (Losses) as of the beginning of each fiscal quarter during such year-to-date period divided by the number of quarters in such period. A sample calculation of the Average Net Worth is shown in Exhibit A;"

               (c)   Section l(f) is amended and restated as follows:

               "(f) (A) "Board of Directors" means the Board of Directors of the Company;

               "(f) (B) "CAI" means Commercial Assets, Inc.;"

               (d)   Section i(i) is amended and restated as follows:

                    (A) "Commitment" means with respect to any Mortgage Instrument, the agreement containing the terms pursuant to which the Company agrees to acquire on a forward basis such Mortgage Instrument from any person;

               "(i) (B) "Commercial Mortgage-Backed Obligations" means debt obligations which are secured and funded as to the payment of interest and principal by a specific group of mortgage loans on multi-family or other commercial real estate, accounts and other collateral;"


               (e)   Section 1(gg) is amended and restated as follows:

               "(gg) "Net Income" means the Company's taxable income including capital gains and capital losses arising from the Company's operations in the year they are

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generated before (i) the Manager's incentive compensation, (ii) net operating loss deductions arising from losses in prior periods, (iii) dividends from CAI,
(iv) special deductions permitted by the Internal Revenue Code in calculating taxable income for a REIT and (v) the deduction arising from the exercise of stock options permitted under the Code Section 83 and the deduction for dividend equivalent rights. In addition, taxable income, for this computation, will also be adjusted for all mortgage derivative interests in which the Company's basis is different from the current reportable tax basis in such mortgage derivative interests. In such situations, GAAP income will be substituted for taxable income. In addition, taxable income will also be reduced by 25% of the expense otherwise deductible for tax purposes relating to the exercise of stock options and the issuance of Common Stock relating to dividend equivalent rights;"

               (f)   Section 1(kk) is amended and restated as follows:

               "(kk) (A) "REIT" means a real estate investment trust under the Internal Revenue Code;

               "(kk) (B) "Residential Mortgage-Backed Obligation" means debt obligations which are secured and funded as to the payment of interest and principal by a specific group of mortgage loans on single-family (one to four units) real estate;"

               (g) Section 1(qq) is amended by adding before the phrase "see Exhibit A" the following:

               "provided, however, that such calculation shall exclude the effects, if any, of "excess inclusion" on Net Income, dividend distributions or otherwise;"

               (h) Section 2(i) is amended by adding the following before the semi-colon at the end of such paragraph:

               "(for purposes of this subsection, full-time shall mean full-time obligation to the Company and CAI)"

               (i) Section 2(o) is amended by adding the following after the word "REIT" at the end of such paragraph:

               "PROVIDED, HOWEVER, that the Company shall not invest in Commercial Mortgage-Backed Obligations;"

               (j) The first sentence of Section 3 is amended and restated as follows:
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          "Nothing herein shall prevent or restrict the Manager or any of its officers, employees or Affiliates from engaging in any business rendering services of any kind to any other Person, including investment in, or advisory service to others investing in, any type of real estate assets, including assets which meet the principal portfolio objectives of the Company, except that, without the consent of the Board of Directors, which consent shall not be unreasonably withheld, the Manager shall not provide general management services to any REIT or similar entity other than the Company and its subsidiaries and affiliates other than acting as Manager to CAI."

               (k) The last paragraph of Section 11 is amended and restated as follows:

          "If any of the expenses set out above total $5,000 or more individually, or $15,000 or more in the aggregate and are incurred by the Manager in part for the purposes of the Company and in part for purposes unrelated to the Company (including expenses incurred on behalf of CAI), the Manager shall submit an accounting to the Company's Audit Committee of the Board of Directors on a quarterly basis to show the allocation of such expenses."

               (l) Section 12(t) is amended by deleting the word "5,000" and inserting in its place the word "$10,000".


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

[Corporate                              ASSET INVESTORS CORPORATION
  Seal]

Attest: /s/ Stephen L. Weiman           By: /s/ Spencer I. Browne
        ----------------------             -------------------------
                                           Name:   Spencer I. Browne
                                           Title:  President and Chief
                                                    Executive Officer


                                        FINANCIAL ASSET MANAGEMENT
                                        CORPORATION


                                        By: /s/ John C. Singer
                                           -------------------------
                                           Name: John C. Singer
                                           Title: Vice President